UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 16, 2016

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Monolithic Power Systems, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected three directors to the Company’s board of directors, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Item No. 1:	Proposal to elect three Class III directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2019.

Nominee	For	Withheld	Broker Non-Votes
Michael R. Hsing	35,888,111	1,467,276	1,730,993
Herbert Chang	35,981,321	1,374,066	1,730,993
Eugen Elmiger	36,758,014	597,373	1,730,993

Item No. 2:	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
38,175,547	907,700	3,133	0

Item No. 3:	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
37,195,506	151,859	8,022	1,730,993

Item 8.01 Other Events.

On June 17, 2016, the Company issued a press release announcing the quarterly cash dividend for the second quarter of 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 17, 2016.

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2016	By:	/s/ Saria Tseng
Saria Tseng Vice President, General Counsel